EXHIBIT 10.2

Summary of Compensation Structure for
Non-Associate Directors of Abercrombie & Fitch Co. for Fiscal 2018

Non-Associate Directors

Any officer of Abercrombie & Fitch Co. (the “Company”) who is also a member of the Board of Directors (the “Board”) of the Company receives no additional compensation for services rendered as a director. Directors of the Company who are not employees, or as referred to by the Company, “associates,” of the Company or of a subsidiary of the Company (“non-associate directors”) are to receive:

•	an annual cash retainer of $65,000 for Board service (paid quarterly in arrears);

•
an additional annual cash retainer for each standing committee Chair and member of $25,000 and $12,500, respectively, other than (i) the Chair and the members of the Audit and Finance Committee who are to receive an additional annual cash retainer of $40,000 and $25,000, respectively; and (ii) the Chair of the Compensation and Organization Committee who is to receive an additional annual cash retainer of $30,000, in each case for serving in the stated capacity. In each case, the retainers are paid quarterly in arrears; and

•
an annual grant of restricted stock units (“RSUs”), to be granted on the date of the annual meeting of stockholders of the Company (if the non‑associate directors continue to serve after the annual meeting of stockholders) pursuant to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors (or any successor plan approved by the Company’s stockholders), and which will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of a non-associate director’s death or total disability or upon termination of service in connection with a change of control of the Company.

For the fiscal year ending February 2, 2019 (“Fiscal 2018”), non-associate directors are eligible to receive an annual grant of RSUs on the date of the 2018 Annual Meeting of Stockholders to be held on June 14, 2018 (the “2018 Annual Meeting”) if they continue to serve after the 2018 Annual Meeting, with the market value of the underlying shares of the Company’s Class A Common Stock, $0.01 par value (the “Common Stock”), on the grant date to be $150,000.

All non-associate directors are reimbursed for their expenses for attending meetings of the Board and Board committees and receive the discount on purchases of the Company’s merchandise extended to all Company associates.

Arthur C. Martinez

In his capacity as Executive Chairman of the Board of the Company, Arthur C. Martinez was to receive the following compensation for the fiscal year ended February 3, 2018 (“Fiscal 2017”):

•	an annual cash retainer of $500,000 (the “Executive Chairman Cash Retainer”), paid quarterly in arrears.

The Executive Chairman Cash Retainer received by Mr. Martinez for the period of time between February 1, 2017 and June 15, 2017 was based on the portion of a full year (i.e., the period from the 2016 Annual Meeting of Stockholders held on June 16, 2016 (the “2016 Annual Meeting”) to the 2017 Annual Meeting of Stockholders held on June 15, 2017 (the “2017 Annual Meeting”) that such period of time represented; and

•	an annual grant of RSUs, with the market value of the shares of Common Stock underlying the annual grant equal to $1,000,000 on the grant date (the “Executive Chairman RSU Retainer”).

Effective April 3, 2017, Mr. Martinez was granted a pro-rated Executive Chairman RSU Retainer that:

◦	was based on the portion of a full year that the period of time between February 1, 2017 and June 15, 2017 represented (or 32,318 RSUs with a market value of $367,132); and

◦	vested on the June 15, 2017 date of the 2017 Annual Meeting.

Beginning with the date of the 2017 Annual Meeting, unless the Board were to determine otherwise, the full amount of the annual Executive Chairman Cash Retainer was to be paid to Mr. Martinez (quarterly in arrears) and the annual grant of the Executive Chairman RSU Retainer was to be subject to the following provisions:

•
RSUs representing the full amount of the Executive Chairman RSU Retainer were to be granted on the date of the annual meeting of stockholders of the Company (if Mr. Martinez continued to serve after the annual meeting of stockholders); and

•
RSUs were to vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon termination of service in connection with a change of control of the Company.

On January 19, 2018, Mr. Martinez notified the Company of his intention to retire from the Board, effective upon the expiration of his current term as a director immediately prior to the 2018 Annual Meeting. As such, Mr. Martinez ceased to serve in the capacity as the Company’s Executive Chairman of the Board and Chair of the Executive Committee of the Board (although he remained a member of the Executive Committee) on February 3, 2018.

In connection with Mr. Martinez’s resignation from the role of Executive Chairman of the Board of the Company, effective April 2, 2018 (the execution date by Mr. Martinez), the Company and Mr. Martinez entered into an agreement which set forth the terms of Mr. Martinez’s cash and equity compensation for his service as Executive Chairman of the Board of the Company for the period from June 15, 2017 through February 3, 2018 and of his cash and equity compensation for his service as a non-associate director of the Company for the period from February 4, 2018 through the date of the 2018 Annual Meeting.

With respect to Mr. Martinez’s cash compensation, Mr. Martinez received a pro-rated amount of the Executive Chairman Cash Retainer for the period from June 15, 2017 through February 3, 2018, in the amount of $320,055. The remaining portion of the Executive Chairman Cash Retainer ($179,945), which would have been paid for the period from February 4, 2018 through June 14, 2018, was forfeited. Mr. Martinez instead is to receive (i) a pro-rated amount of the standard $65,000 annual cash retainer for non-associate directors in the amount of $23,393 and (ii) a pro-rated amount of the $12,500 annual cash retainer for members of the Executive Committee of the Board in the amount of $4,499, in each case for his service from February 4, 2018 through June 14, 2018.

Mr. Martinez received a pro-rated portion of the Executive Chairman RSU Retainer to cover the period from June 15, 2017 through February 3, 2018 and a pro-rated portion of the standard RSU grant for non-associate directors for the period from February 4, 2018 through June 14, 2018. The pro-rated portions of the RSU grants cover a total of 55,396 shares consisting of (i) 51,087 shares underlying the portion of the Executive Chairman RSU Retainer for the period from June 15, 2017 through February 3, 2018 and (ii) a pro-rated portion covering 4,309 shares underlying the standard non-associate director RSU grant for the period from February 4, 2018 through June 14, 2018. Mr. Martinez’s RSUs vest on the earlier of the date of the 2018 Annual Meeting or the one-year anniversary of the grant date, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon termination of service in connection with a change of control of the Company. A pro-rated portion of the Executive Chairman RSU Retainer, covering 24,413 shares, for the period between February 4, 2018 and June 14, 2018, was forfeited.

Terry L. Burman

Effective February 3, 2018, the Board elected Terry L. Burman to serve as Non-Executive Chairman of the Board of the Company and also appointed Mr. Burman to serve as Chair of the Executive Committee of the Board. In contemplation of his transition to Non-Executive Chairman of the Board of the Company, the Board accepted Mr. Burman’s resignations from his position as Lead Independent Director and as a member of the Compensation and Organization Committee of the Board, with each such resignation effective February 3, 2018. Mr. Burman also resigned from his position as Chair of the Nominating and Board Governance Committee of the Board effective February 23, 2018.

In connection with Mr. Burman’s assumption of the role of Non-Executive Chairman of the Board of the Company and his corresponding resignations as Lead Independent Director, the Chair of the Nominating and Board Governance Committee and a member of the Compensation and Organization Committee, Mr. Burman’s compensation was adjusted as follows:

•
Mr. Burman’s compensation as Lead Independent Director (which had been an additional cash retainer of $25,000 for serving in that capacity) was pro-rated for the period from June 15, 2017 through February 3, 2018;

•	Mr. Burman’s compensation as a member of the Compensation and Organization Committee was pro‑rated for the period from June 15, 2017 through February 3, 2018; an

•	Mr. Burman’s compensation as Chair of the Nominating and Board Governance Committee was pro‑rated for the period from June 15, 2017 through February 23, 2018.

In his capacity as Non-Executive Chairman of the Board of the Company, Mr. Burman is to receive the following compensation for Fiscal 2018:

•
an additional annual cash retainer of $100,000 (the “Non-Executive Chairman Cash Retainer”), paid quarterly in arrears, as long as Mr. Burman continues to serve as Non-Executive Chairman of the Board of the Company, pro-rated for the period from February 3, 2018 through the date of the 2018 Annual Meeting;

•
an additional annual grant of RSUs, with the market value of the shares of Common Stock underlying this annual grant being equal to $100,000 on the grant date (the “Non-Executive Chairman RSU Retainer”), pro-rated for the period from February 3, 2018 through the date of the 2018 Annual Meeting. These RSUs, with an approximate market value of $35,989, will vest on the earlier of the date of the 2018 Annual Meeting or the first anniversary of the grant date, subject to earlier vesting in the event of Mr. Burman’s death or total disability or upon termination of service in connection with a change of control of the Company; and

•
if Mr. Burman’s service as Non-Executive Chairman of the Board of the Company ends for any reason other than his death or total disability, a pro-rata portion of unvested RSUs subject to the Non-Executive Chairman RSU Retainer will vest to reflect the portion of the period that has elapsed between the grant date and the date on which his service as Non-Executive Chairman of the Board of the Company ends.

Beginning with the date of the 2018 Annual Meeting, unless the Board were to determine otherwise, and subject to Mr. Burman continuing in the role of Non-Executive Chairman of the Board of the Company, the full amount of the annual Non-Executive Chairman Cash Retainer is to be paid to Mr. Burman (quarterly in arrears as long as Mr. Burman continues to serve as Non-Executive Chairman of the Board of the Company) and the annual grant of the Non-Executive Chairman RSU Retainer will be subject to the following provisions:

•
RSUs representing the full amount of the Non-Executive Chairman RSU Retainer will be granted on the date of the annual meeting of stockholders of the Company (if Mr. Burman continues to serve after the annual meeting of stockholders);

•
RSUs will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of Mr. Burman’s death or total disability or upon termination of service in connection with a change of control of the Company; and

•
if Mr. Burman’s service as Non-Executive Chairman of the Board of the Company ends for any reason other than his death or total disability, a pro-rata portion of unvested RSUs subject to the Non-Executive

Chairman RSU Retainer will vest to reflect the portion of the year that has elapsed between the grant date and the date on which his service as Non-Executive Chairman of the Board of the Company ends.